UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2012

Gilman Ciocia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22996	11-2587324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Raymond Avenue, Poughkeepsie, New York	12603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (845) 485-5278

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2012, Nelson Obus, a member of the Board of Directors (the “Board”) of Gilman Ciocia, Inc. (the “Company”), advised the Company that he was resigning from the Board and from the Corporate Governance and Nominating Committee effective immediately to devote his time to other investments and business opportunities. Pursuant to a Shareholder Agreement dated August 20, 2007 between the Company and certain designated shareholders, Frederick Wasserman, a member of the Board, has been granted the right to nominate Mr. Obus’ replacement on the Board. Mr. Wasserman is reviewing prospective candidates to replace Mr. Obus. The members of the Company’s Corporate Governance and Nominating Committee are reviewing prospective candidates to replace Mr. Obus on the committee.

Item 9.01 Financial Statements and Exhibits.

(a)  Not Applicable

(b)  Not Applicable

(c)  Not Applicable

(d)  Exhibits

17.1 Resignation Letter of Mr. Nelson Obus

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilman Ciocia, Inc.
(Registrant)

Date: February 22, 2012	/s/ Ted Finkelstein
Name: Ted Finkelstein
Title: Vice President